                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               MRO SOFTWARE, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       MASSACHUSETTS                                         04-2448516
--------------------------------------------------------------------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

100 CROSBY DRIVE, BEDFORD, MASSACHUSETTS                       01730
--------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)

                               MRO SOFTWARE, INC.
                 AMENDED AND RESTATED 1999 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                 Craig Newfield
                               MRO Software, Inc.
                                100 Crosby Drive
                          Bedford, Massachusetts 01730
                                 (781) 280-2000
--------------------------------------------------------------------------------
                          (Name and address, including
              telephone number and area code, of agent for service)

--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                                          Proposed
   Title of                                        Proposed                Maximum
  Securities                Amount                  Maximum               Aggregate            Amount of
    to be                    to be               Offering Price           Offering            Registration
  Registered               Registered              Per Share                Price                 Fee
----------------------------------------------------------------------------------------------------------

Common Stock               2,200,000               $13.78(1)           $30,318,750(1)           $7,580
($.01 par value)            shares

==========================================================================================================

     (1) Estimated pursuant to Rule 457(c) and (h) based on the average of the high and low prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation National Market System on March 9, 2001.

                   -------------------------------------------

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed on December 29, 2000, as amended by the Form 10-K/A filed on January 29, 2001;

     (b) Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2001, filed on February 14, 2001;

     (c) The Company's definitive Proxy Statement distributed in connection with its 2001 Annual Meeting of Stockholders, as filed with the Commission on February 6, 2001; and

     (d) The description of the Company's common stock contained in the registration statement on Form 8-A filed on April 14, 1994, including all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the securities registered hereby is being passed upon for the Company by Craig Newfield, Esq., General Counsel of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 6 of the Company's Amended and Restated Articles of Organization provides that a director shall not have personal liability to the Company or its stockholders for monetary damages arising out of the director's breach of fiduciary duty as a director of the Company, to the maximum extent permitted by Massachusetts Law. Section 13(b)(1 1/2) of Chapter 156B of the Massachusetts Business Corporation Law provides that the articles of organization of a corporation may state a provision eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under section 61 or 62 of the Massachusetts Business Corporation Law dealing with liability for unauthorized distributions and loans to insiders, respectively, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article 6 of the Company's Amended and Restated Articles of Organization further provides that the Company shall, to the fullest extent authorized by Chapter 156B of the Massachusetts General Laws, indemnify each person who is, or shall have been, a director or officer of the Company or who is or was a director or employee of the Company and is serving, or shall have served, at the request of the Company, as director or officer of another organization or in any capacity with respect to any employee benefit plan of the Company, against all liabilities and expenses (including judgments, fines, penalties, amounts paid or to be paid in settlement, and reasonable attorneys' fees) imposed upon or incurred by any such person in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding whether civil or criminal, in which they may be involved by reason of being or having been such a director or officer or as a result of service with respect to any such employee benefit plan. Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation or, to the extent such matter related to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     The effect of these provisions would be to permit indemnification by the Company for, among other liabilities, liabilities arising out of the Securities Act of 1933, as amended.

     Section 67 of the Massachusetts Business Corporation Law also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Company has procured a directors' and officers' liability and company reimbursement liability insurance policy that (i) insures directors and officers of the Company against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (ii) insures the Company against losses (above a deductible amount) arising from any such claims, but only if the Company is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of the Company's Amended and Restated Articles of Organization or Restated By-Laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER    DESCRIPTION OF EXHIBIT
------    ----------------------

4.1 Amended and Restated Articles of Organization of the Company (included as Exhibit 3.3 to the Company's Registration Statement on Form S-1, Registration No. 33-76420, and incorporated herein by reference) *

4.2 Restated By-Laws of the Company, as amended (included as Exhibit 3.5 to the Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000, File No. 0-23852, and incorporated herein by reference) *

4.3 Specimen certificate for the Common Stock of the Company (included as Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration No. 33-76420, and herein by reference) *

4.4 Article 4B of the Amended and Restated Articles of Organization of the Company (included as Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration No. 33-76420, and incorporated herein by reference) *

4.5 Rights Agreement dated as of January 27, 1998, between MRO Software, Inc. and BankBoston, N.A. as Rights Agent (included as Exhibit 4 (a) to the Company's Current Report on Form 8-K dated February 2, 1998, File No.0-23852, and incorporated herein by reference) *

4.6 Form of Certificate of Designation of Series A Junior Participating Preferred Stock of MRO Software, Inc. (included as Exhibit 4 (b) to the Company's Current Report on Form 8-K dated February 2, 1998, File No. 0-23852, and incorporated herein by reference) *

4.7 Form of Rights Certificate (included as Exhibit 4 (c) to the Company's Current Report on Form 8-K dated February 2, 1998, File No. 0-23852, and incorporated herein by reference) *

4.8 Articles of Amendment dated March 6, 2001 (included as Exhibit 3.4 to the Company's Current report on Form 8-K dated March 9, 2001, File No. 0-23852, and incorporated herein by reference) *

4.9 MRO Software, Inc. Amended and Restated 1999 Equity Incentive Plan (filed as Exhibit B to the Company's definitive Proxy Statement distributed in connection with its 2001 Annual Meeting of Stockholders, as filed with the Commission on February 6, 2001, File No. 0-23852, and incorporated herein by reference) *

EXHIBIT
NUMBER    DESCRIPTION OF EXHIBIT
------    ----------------------
5.1       Legal Opinion of Craig Newfield, Esq.**

23.1      Consent of PricewaterhouseCoopers LLP **

23.2      Consent of Craig Newfield, Esq. (contained in Exhibit 5.1)**

24 Power of Attorney (contained on Signature Page of this registration statement)

---------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**        Filed herewith.


ITEM 9. UNDERTAKINGS.

     1. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     2.   The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 2 (a)(1)(i) and 2 (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on this 14th day of March, 2001.

                                   MRO SOFTWARE, INC.

                                   By:  /s/ Norman E. Drapeau, Jr.
                                       -----------------------------------------
                                       Norman E. Drapeau, Jr.
                                       President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Norman E. Drapeau, Jr., Peter J. Rice and Craig Newfield, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                    Title                            Date
---------                                    -----                            ----

/s/ Robert S. Daniels              Executive Chairman of the Board            March 14, 2001
----------------------------
Robert L. Daniels

/s/ Norman E. Drapeau, Jr.         President, Chief Executive                 March 14, 2001
----------------------------       Officer and Director
Norman E. Drapeau, Jr.             (principal executive officer)

/s/ Peter J. Rice                  Chief Financial Officer,                   March 14, 2001
----------------------------       Executive Vice President, Finance and
Peter J. Rice                      Administration, Treasurer and Director
                                   (principal financial and
                                   accounting officer)

/s/ Stephen B. Sayre               Director                                   March 14, 2001
----------------------------
Stephen B. Sayre

/s/ Alan L. Stanzler               Director                                   March 14, 2001
----------------------------
Alan L. Stanzler

/s/ Richard P. Fishman             Director                                   March 14, 2001
----------------------------
Richard P. Fishman

/s/ John A. McMullen               Director                                   March 14, 2001
---------------------------
John A. McMullen

                                  EXHIBIT INDEX
EXHIBIT
NUMBER    DESCRIPTION OF EXHIBIT
------    ----------------------

4.1 Amended and Restated Articles of Organization of the Company (included as Exhibit 3.3 to the Company's Registration Statement on Form S-1, Registration No. 33-76420, and incorporated herein by reference) *

4.2 Restated By-Laws of the Company, as amended (included as Exhibit 3.5 to the Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000 File No. 0-23852 and incorporated herein by reference) *

4.3 Specimen certificate for the Common Stock of the Company (included as Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration No. 33-76420, and herein by reference)*

4.4 Article 4B of the Amended and Restated Articles of Organization of the Company (included as Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration No. 33-76420, and incorporated herein by reference) *

4.5 Rights Agreement dated as of January 27, 1998, between MRO Software, Inc. and BankBoston, N.A. as Rights Agent (included as Exhibit 4 (a) to the Company's Current Report on Form 8-K dated February 2, 1998, File No.0-23852, and incorporated herein by reference) *

4.6 Form of Certificate of Designation of Series A Junior Participating Preferred Stock of MRO Software, Inc. (included as Exhibit 4 (b) to the Company's Current Report on Form 8-K dated February 2, 1998, File No. 0-23852, and incorporated herein by reference) *

4.7 Form of Rights Certificate (included as Exhibit 4 (c) to the Company's Current Report on Form 8-K dated February 2, 1998, File No. 0-23852, and incorporated herein by reference) *

4.8 Articles of Amendment dated March 6, 2001 (included as Exhibit 3.4 to the Company's Current report on Form 8-K dated March 9, 2001, File No. 0-23852, and incorporated herein by reference) *

4.9 MRO Software, Inc. Amended and Restated 1999 Equity Incentive Plan (filed as Exhibit B to the Company's definitive Proxy Statement distributed in connection with its 2001 Annual Meeting of Stockholders, as filed with the Commission on February 6, 2001, File No. 0-23852, and incorporated herein by reference) *

5.1       Legal Opinion of Craig Newfield, Esq.**

23.1      Consent of PricewaterhouseCoopers LLP **

23.2      Consent of Craig Newfield, Esq. (contained in Exhibit 5.1)**

24 Power of Attorney (contained on Signature Page of this registration statement)

--------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**        Filed herewith.